                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                         NORTHERN STATES POWER COMPANY

             (Exact name of registrant as specified in its charter)

         WISCONSIN              39-0508315
      (State or other        (I.R.S. Employer
      jurisdiction of         Identification
     incorporation or              No.)
       organization)

                    P.O. BOX 8, EAU CLAIRE, WISCONSIN 54702
                                 (715) 839-1382
         (Address, including zip code, and telephone number, including area code, of principal executive offices)

           JEROME L. LARSEN                           JOHN D. WILSON
President and Chief Executive Officer     Vice President-Regulatory Affairs and
    Northern States Power Company                    General Counsel
              P.O. Box 8                      Northern States Power Company
     Eau Claire, Wisconsin 54702                        P.O. Box 8
            (715) 839-2578                     Eau Claire, Wisconsin 54702
                                                      (715) 836-1131

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                    COPY TO
                                PETER D. CLARKE
                           Gardner, Carton & Douglas
                             321 North Clark Street
                            Chicago, Illinois 60610
                                 (312) 245-8685
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                AMOUNT TO BE       OFFERING PRICE        AGGREGATE           AMOUNT OF
        SECURITIES TO BE REGISTERED              REGISTERED           PER UNIT         OFFERING PRICE     REGISTRATION FEE
Debt Securities............................     $80,000,000           100%(1)           $80,000,000          $22,240(2)

(1) Estimated solely for the purpose of determining the registration fee.

(2) Calculated pursuant to Rule 457(o).
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION DATED AUGUST 16, 1999

                                   PROSPECTUS

                                     [LOGO]

                         NORTHERN STATES POWER COMPANY
                           (a Wisconsin corporation)

                            100 North Barstow Street
                                   P.O. Box 8
                          Eau Claire, Wisconsin 54703
                                 (715) 830-2621

                                DEBT SECURITIES

                               ------------------

    We may offer for sale from time to time up to $80,000,000 aggregate principal amount of our unsecured debt securities (the "Securities"). We may sell the Securities in one or more series through (i) underwriters or dealers,
(ii) directly to a limited number of institutional purchasers, or (iii) agents. See "Plan of Distribution." The particular type of security being sold as well as the amount and terms of the sale of such Securities will be determined at the time of sale and included in a prospectus supplement that will accompany this Prospectus. Such Prospectus Supplement will include if applicable:

    - The names of any underwriters, dealers or agents involved in the distribution of the Securities;

    - Any applicable commissions or discounts and the net proceeds to the Company from such sale;

    - The aggregate principal amount and offering price of the Securities;

    - The rate or rates (or method of calculation) of interest;

    - The time or times and place of payment of interest;

    - The maturity date or dates; and

    - Any redemption terms or other specific terms of such series of Securities.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               THE DATE OF THIS PROSPECTUS IS            , 1999.

ABOUT THIS PROSPECTUS

    This Prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, over the next two years, sell up to a total dollar amount of $80,000,000 of the Securities described in this prospectus in one or more offerings. This Prospectus provides you with a general description of the Securities we may offer. Each time we sell Securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read both this Prospectus and any Prospectus Supplement together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."

    We believe we have included all information material to investors but certain details that may be important for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with this registration statement.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the Company's Annual Report on Form 10-K for the year ended December 31, 1998, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999 and any future filing made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the Securities.

    We are not required to, and do not, provide annual reports to holders of our Securities unless specifically requested by a holder.

    You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                                     Treasurer
                         Northern States Power Company
                                   P.O. Box 8
                          Eau Claire, Wisconsin 54702
                                 (712) 839-1382

    You should rely only on the information incorporated by reference or provided in this Prospectus or any Prospectus Supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front of those documents.

                                     [LOGO]

    Northern States Power Company (the "Company"), incorporated in 1901 under the laws of Wisconsin as the La Crosse Gas and Electric Company, is an operating public utility company with executive offices at 100 North Barstow Street, Eau Claire, Wisconsin 54703 (Phone: (715) 839-1382). We are a wholly-owned subsidiary of Northern States Power Company, a Minnesota corporation ("NSP-Minnesota").

    We are engaged in the generation, transmission, and distribution of electricity to approximately 210,000 retail customers in an area of approximately 18,900 square miles in northwestern Wisconsin, to approximately 9,100 electric retail customers in an area of approximately 300 square miles in the western portion of the Upper Peninsula of Michigan, and to ten wholesale customers in the same general area. We are also engaged in the distribution and sale of natural gas in the same service territory to approximately 78,000 customers in Wisconsin and 5,000 customers in Michigan.

    In 1998, we derived 83 percent of our total operating revenues from our electric utility operations and 17 percent from our gas utility operations. As of December 31, 1998, we had 955 full-time equivalent employees including 863 full-time employees.

                                PROPOSED MERGER

    On March 24, 1999, NSP-Minnesota and New Century Energies, Inc., a Delaware corporation ("NCE"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for a strategic business combination of NCE and NSP-Minnesota. Pursuant to the Merger Agreement, NCE will be merged with and into NSP-Minnesota with NSP-Minnesota as the surviving corporation in the Merger (the "Merger").

    The Merger was approved by the shareholders of both NSP-Minnesota and NCE on June 28, 1999. Consummation of the Merger is subject to certain closing conditions, including, among others, approval or regulatory review by certain state utilities regulators, the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, the Federal Communications Commission and expiration or termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In July 1999, NSP-Minnesota and NCE filed merger applications in Minnesota, North Dakota, Colorado, Wyoming, Texas, New Mexico, Kansas and at the FERC. Each of NCE and NSP-Minnesota have agreed to certain undertakings and limitations regarding the conduct of their businesses prior to the closing of the transaction. Upon completion of the Merger, NSP-Minnesota will register as a holding company under the Public Utility Holding Company Act of 1935. The Merger is expected to take from 12 to 18 months from the date of announcement to complete.

    Following the completion of the Merger, the Securities and our other outstanding debt will be unaffected and remain our exclusive obligations, and not become obligations of NSP-Minnesota or any other subsidiary of NSP-Minnesota.

                                USE OF PROCEEDS

    We will add the net proceeds from the sale of the Securities to our general funds and use such proceeds for general corporate purposes, which may include the payment at maturity or the redemption, refunding, refinancing or purchase of one or more series of outstanding first mortgage bonds, and the repayment of outstanding short-term borrowings incurred in connection with our continuing construction program. Our short-term borrowings aggregated $40.4 million as of June 30, 1999. The specific allocation of the proceeds of a particular series of the Securities will be described in the Prospectus Supplement.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                             12 MONTHS                         YEAR ENDED DECEMBER 31,
                                               ENDED                      --------------------------------
                                           JUNE 30, 1999      1998         1997         1996         1995         1994
                                          ---------------     -----        -----        -----        -----        -----
Ratio of Earning to Fixed Charges.......           4.1            3.7          4.4          4.3          4.2          4.2

    For purposes of computing the ratio of earnings to fixed charges, (i) earnings consist of income from continuing operations plus fixed charges, federal and state income taxes, deferred income taxes and investment tax credits; and (ii) fixed charges consist of interest on long-term debt, other interest charges, the interest component on leases and amortization of debt discount, premium and expense.

    The annual interest requirement on long-term debt of the Company outstanding at June 30, 1999, was $16,179,000.

                           DESCRIPTION OF SECURITIES

GENERAL

    This description of the Securities summarizes selected provisions of the indenture under which the Securities will be issued. This summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In this summary below, we have included references to section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the indenture.

    We are not required to issue future issues of debt securities under the indenture described in this Prospectus, and we are free to use other indentures or documentation, containing provisions different from those described in this Prospectus, in connection with future issues of other debt securities.

    The Securities may be issued in one or more new series under an indenture (the "Indenture") between the Company and Firstar Bank Milwaukee, National Association, or any other trustee to be named, as trustee (the "Trustee"). The Securities will be unsecured obligations of the Company and will rank on a parity with other unsecured indebtedness of the Company and will be effectively subordinated to all our secured debt, including our first mortgage bonds. At June 30, 1999, we had outstanding $215 million of first mortgage bonds. The amount of Securities that we may issue under the Indenture is not limited.

    The Securities may be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. The Prospectus Supplement applicable to each issue of Securities will specify:

    - the title, aggregate principal amount and offering price of such Securities;

    - the interest rate or rates, or method of calculation of such rate or rates, on such Securities, and the date from which such interest will accrue;

    - the dates on which such interest will be payable;

    - the record dates for payments of interest;

    - the date on which such Securities will mature;

    - any redemption terms;

    - the period or periods within which, the price or prices at which and the terms and conditions upon which such Securities may be repaid, in whole or in part, at the option of the holder thereof; and

    - other specific terms applicable to such Securities.

    The applicable Prospectus Supplement also may describe certain special United States federal income tax considerations (if any) applicable to Securities sold at an original issue discount and certain special

United States federal income tax or other considerations (if any) applicable to any Securities which are denominated in a currency or currency unit other than United States dollars.

    The Securities will be represented either by Global Securities registered in the name of The Depository Trust Company ("DTC"), as depository ("Depository"), or its nominee, or by securities in certificate form issued to the registered owners, as set forth in the applicable Prospectus Supplement. See "Book-Entry System" herein.

    Unless otherwise indicated in the applicable Prospectus Supplement, the Securities will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.

    Unless otherwise indicated in the applicable Prospectus Supplement, there are no provisions in the Indenture or the Securities that require us to redeem, or permit the holders to cause a redemption of, the Securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of the Company. However, any change in control transaction that involves the incurrence of substantial additional long-term indebtedness (as Securities, first mortgage bonds or otherwise) by us in such a transaction would require approval of state utility regulatory authorities and, possibly, of federal utility regulatory authorities. Management believes that such approval would be unlikely in any transaction that would result in the Company, or a successor to the Company, having a highly leveraged capital structure.

REGISTRATION TRANSFER AND EXCHANGE

    Securities of any series may be exchanged for other Securities of the same series of any authorized denominations and of a like aggregate principal amount and kind. (Section 2.6.)

    Unless otherwise indicated in the applicable Prospectus Supplement, Securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Trustee maintained for such purpose with respect to any series of Securities and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon being satisfied with the documents of title and indemnity of the person making the request. (Sections
2.6 and 2.7.)

    In the event of any redemption of Securities of any series, the Trustee will not be required to exchange or register a transfer of any Securities of such series selected, called or being called for redemption except, in the case of any Security to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.6.) See "BOOK-ENTRY SYSTEM."

PAYMENT AND PAYING AGENTS

    Principal of and interest and premium, if any, on Securities issued in the form of Global Securities will be paid in the manner described below under the caption "BOOK-ENTRY SYSTEM." Unless otherwise indicated in the applicable Prospectus Supplement, interest on Securities that are in the form of certificated securities will be paid by check mailed to the holder at such person's address as it appears in the register for the Securities maintained by the Trustee; however, a holder of $10,000,000 or more Securities having the same interest payment dates will be entitled to receive payments of interest by wire transfer, if appropriate wire transfer instructions have been received by the Trustee on or prior to the applicable record date. (Section 2.12.) Unless otherwise indicated in the applicable Prospectus Supplement, the principal of, and interest at maturity and premium, if any, on Securities in the form of certificated securities will be payable in immediately available funds at the office of the Trustee. (Section 2.12.)

    All monies paid by the Company to a paying agent for the payment of principal of, interest or premium, if any, on any Security which remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable will be repaid to the Company and the holder of such Security will thereafter look only to the Company for payment thereof. (Section 4.4.)

EVENTS OF DEFAULT

    The following constitute events of default under the Indenture:

    - default in the payment of principal of and premium, if any, on any Security when due and payable which continues for five days;

    - default in the payment of interest on any Security when due which continues for 30 days;

    - default in the performance or breach of any other covenant or warranty of the Company in the Indenture and the continuation thereof for 90 days after written notice to the Company as provided in the Indenture; and

    - certain events of bankruptcy, insolvency or reorganization of the Company.

(Section 7.1.)

    If an event of default occurs and is continuing, either the Trustee or the holders of a majority in principal amount of the outstanding Securities may declare the principal amount of all Securities to be due and payable immediately. At any time after an acceleration of the Securities has been declared, but before a judgment or decree of the immediate payment of the principal amount of the Securities has been obtained, if the Company pays or deposits with the Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the Securities. (Section 7.1.)

    The Trustee generally will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered acceptable indemnity to the Trustee. (Section 8.2.) The holders of a majority in principal amount of the outstanding Securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, with respect to the Securities. (Section 7.7.) Each holder of any Security has the right to institute a proceeding with respect to the Indenture, but such right is subject to certain conditions precedent specified in the Indenture. (Section 7.7.) The Indenture provides that the Trustee, within 90 days after the occurrence of a default with respect to the Securities, is required to give the holders of the Securities notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on any Securities, the Trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. (Section 7.8.) The Company is required to deliver to the Trustee each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, the Company is in compliance with the conditions and covenants under the Indenture. (Section 5.5.)

MODIFICATION

    The Company and the Trustee may modify and amend the Indenture with the consent of the holders of a majority in principal amount of the outstanding Securities affected thereby, provided that no such modification or amendment may, without the consent of the holder of each outstanding Security affected thereby, (a) change the stated maturity of any installment of principal of, or interest on, any Security or any premium payable on the redemption thereof, or change the redemption price; (b) reduce the principal amount of, or the interest or premium payable on, any Security or reduce the amount of principal that could be declared due and payable prior to the stated maturity; (c) change the coin or currency of any payment of principal of, or any premium or interest on, any Security; (d) impair the right of a holder to institute suit for the enforcement of any payment on or with respect to any Security; (e) reduce the percentage in principal amount of outstanding Securities, the consent of the holders of which is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of outstanding Securities necessary to waive any past default to less than a majority. The Company and the Trustee may modify and amend the Indenture without the consent of the holders (a) to add to the covenants of the Company for the benefit of the holders or to surrender a right conferred on the Company in the Indenture; (b) to add security for the Securities; or (c) to make certain other modifications, generally of a ministerial or immaterial nature. (Sections
12.1 and 12.2.)

DEFEASANCE AND DISCHARGE

    We may be discharged from all obligations in respect to the Securities and the Indenture (except for certain obligations such as obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities and maintain paying agencies) if we irrevocably deposit with the Trustee, in trust for the benefit of holders of Securities, money or United States government obligations (or any combination thereof) which will provide enough money to make all payments of principal of, and any premium and interest on, the Securities on the dates such payments are due. In order to discharge such obligations, we must deliver to the Trustee an opinion of counsel to the effect that the holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Indenture. Upon any discharge of our obligations as described above, the holders of Securities must look only to such trust fund, and not us, for payments on the Securities. (Section 4.1.)

CONSOLIDATION, MERGER AND SALE OF ASSETS

    We will not merge into any other corporation or sell or otherwise transfer all or substantially all our assets unless (i) the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal and premium and interest on all the Securities and our obligation to perform every covenant of the Indenture to be performed or observed by the Company and (ii) we or the successor or transferee corporation, as applicable, are not immediately following such merger, sale or transfer in default in the performance of any such covenant. Upon any such merger, sale or transfer of all or substantially all of the assets of the Company, the successor or transferee corporation will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named as the Company therein and the Company will be released from all obligations under the Indenture. The Indenture defines all or substantially all of the assets of the Company as being 50% or more of the total assets of the Company as shown on the balance sheet of the Company as of the end of the prior year and specifically permits any such sale, transfer or conveyance during a calendar year of less than 50% of total assets without the consent of the holders of the Securities. (Sections 11.1 and 11.2.)

RESIGNATION OR REMOVAL OF TRUSTEE

    The Trustee may resign at any time by notifying the Company in writing and specifying the day upon which the resignation is to take effect. Such resignation will not take effect, however, until a successor trustee has been appointed. (Section 8.10.)

    The holders of a majority in principal amount of the outstanding Securities may remove the Trustee at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Trustee upon notice to the holder of each Security outstanding, and appointment of a successor Trustee. (Section 8.10.)

CONCERNING THE TRUSTEE

    Firstar Bank Milwaukee, National Association is the Trustee. We maintain banking relationships with the Trustee in the ordinary course of business. The Trustee also acts as trustee for our first mortgage bonds.

                               BOOK-ENTRY SYSTEM

    Each series of Securities may be issued in the form of one or more Global Securities representing all or part of such series of Securities. This means that we will not issue certificates for such series of Securities to the holders. Instead a Global Security representing such series will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), or its successor as depository (the "Depository") and registered in the name of the Depository or a nominee of the Depository.

    The Depository will keep a computerized record of its participants (for example, your broker) whose clients have purchased the Securities. Unless it is exchanged in whole or in part for a certificated Security, a Global Security may not be transferred, except that the Depository, its nominees and their successors may transfer a Global Security as a whole to one another.

    Beneficial interests in Global Securities will be shown on, and transfers of interests will be made only through, records maintained by the Depository and its participants. The laws of some jurisdictions require that certain purchasers take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

    We will wire principal, interest and any premium payments to the Depository or its nominee. We and the trustee will treat the Depository or its nominee as the owner of the Global Security for all purposes, including any notices and voting. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a Global Security to owners of beneficial interests in a Global Security.

    Unless otherwise specified in the Prospectus Supplement, DTC will act as Depository for those Securities issued as Global Securities. The Securities will be registered in the name of Cede & Co. (DTC's partnership nominee).

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds Securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include Securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct Participant, either directly or indirectly. The rules that apply to DTC and its Participants are on file with the SEC.

    It is DTC's current practice, upon receipt of any payment of principal or interest, to credit Participants' accounts on the payment date according to their respective holdings of beneficial interests in the Global Security as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Participants whose accounts are credited with Securities on a record date, by using an omnibus proxy. Payments by Participants to owners of beneficial interests in a Global Security, and voting by Participants, will be governed by the customary practices between the Participants and owners of beneficial interests, as is the case with securities held for the account of customers registered in "street name." However, payments will be the responsibility of the Participants and not our responsibility or that of DTC or the trustee.

    Securities represented by a Global Security will be exchangeable for certificated Securities with the same terms in authorized denominations only if:

    (a) DTC notifies us that it is unwilling or unable to continue as Depository or if DTC ceases to be a clearing agency registered under applicable law and a successor Depository is not appointed by us within 90 days; or

    (b) we determine not to require all of the Securities of a series to be represented by a Global Security and notify the trustee of our decision.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from DTC, and the Company and any underwriters, dealers or agents take no responsibility for the accuracy thereof.

    Any underwriters, dealers or agents of any Securities may be Direct Participants of DTC.

                                 LEGAL OPINIONS

    Legal opinions relating to the Securities will be rendered by John D. Wilson, P.O. Box 8, 100 North Barstow Street, Eau Claire, Wisconsin 54702, General Counsel for the Company, and by Gardner, Carton & Douglas, 321 North Clark Street, Chicago, Illinois, counsel for any underwriters, dealers or agents named in a Prospectus Supplement. Matters pertaining to local laws will be passed upon by counsel for the Company and as to these matters Gardner, Carton & Douglas will rely on their opinions. Gardner, Carton & Douglas has acted from time to time as special counsel for the Company and NSP-Minnesota in connection with certain matters, including the proposed Merger with New Century Energies.

                                    EXPERTS

    The consolidated financial statements of the Company as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                              PLAN OF DISTRIBUTION

    The Company intends to sell the Securities to or through underwriters or dealers, and may also sell the Securities directly to other purchasers or through agents, as described in the Prospectus Supplement relating to an issue of Securities.

    The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

    In connection with the sale of the Securities, underwriters may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933 (the "1933 Act"). Any such person who may be deemed to be an underwriter will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

    Under agreements which may be entered into by the Company, underwriters, dealers, and agents who participate in the distribution of the Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the 1933 Act.

    No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                            ------------------------

                         NORTHERN STATES POWER COMPANY
                           (A WISCONSIN CORPORATION)
                                DEBT SECURITIES

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                            -----------
ABOUT THIS PROSPECTUS.....................................................................................           1

WHERE YOU CAN FIND MORE INFORMATION.......................................................................           1

NSP.......................................................................................................           2

PROPOSED MERGER...........................................................................................           2

USE OF PROCEEDS...........................................................................................           2

RATIO OF EARNINGS TO FIXED CHARGES........................................................................           3

DESCRIPTION OF SECURITIES.................................................................................           3

BOOK-ENTRY SYSTEM.........................................................................................           7

LEGAL OPINIONS............................................................................................           9

EXPERTS...................................................................................................           9

PLAN OF DISTRIBUTION......................................................................................           9

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Set forth below is an estimate of the approximate amount of fees and expenses payable by the Company (other than underwriting discounts and commissions) in connection with the issuance of the Securities:

Registration fee under the Securities Act of 1933.........................  $  22,240
Fee of Public Service Commission of Wisconsin.............................      1,000
Fees of Rating Agencies...................................................     30,000
Printing and engraving....................................................     25,000
Accounting services.......................................................     30,000
Trustee's charges.........................................................      1,500
Expenses and counsel fees for qualification or registration of the
  Securities
  under state securities laws.............................................     10,000
Miscellaneous, including traveling, telephone, copying, shipping,
  postage, and other out-of-pocket expenses...............................     10,000
    Total.................................................................  $ 129,740

    All but the first two items are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Sections 180.0850 through 180.0859 of the Wisconsin Statutes permit indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations. Pursuant to authorization contained in the Restated Articles of Incorporation, as amended,
Section 7 of Article II of the Bylaws of the Company contains provisions for indemnification of its directors and officers consistent with the provisions of
Section 180.0850 through 180.0859 of the Wisconsin Statutes.

    The Company has obtained insurance policies indemnifying the Company and the Company's directors and officers against certain civil liabilities and related expenses.

ITEM 16. EXHIBITS.

    Certain Exhibits listed below and marked with an asterisk (*) were filed with the Securities and Exchange Commission as Exhibits to certain Registration Statements under the Exhibit number indicated after each such Exhibit and are incorporated herein by this reference. These Registration Statements are identified as follows:

(a) No. 2-6982     (c) No. 2-13463    (e) No. 2-36693    (g) No. 2-76146    (i) No. 33-20415
(b) No. 2-7825     (d) No. 2-23726    (f) No. 2-49757    (h) No. 33-6269    (j) No. 33-39831

------------------------

    Registration Statement of NSP-Minnesota.

  EXHIBIT                                               DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------
      1.01   Form of Underwriting Agreement relating to the Securities.
    *4.01A(a) Copy of Trust Indenture, dated April 1, 1947, from the Company to Firstar Bank Milwaukee, National
             Association (formerly known as First Wisconsin Trust Company), Trustee. (7.01)
    *4.01B(b) Copy of Supplemental Trust Indenture, dated March 1, 1949, being a supplemental instrument to
             Exhibit 4.01A hereto. (7.02)
    *4.01C(c) Copy of Supplemental Trust Indenture, dated June 1, 1957, being a supplemental instrument to
             Exhibit 4.01A hereto. (2.13)
    *4.01D(d) Copy of Supplemental Trust Indenture, dated August 1, 1964, being a supplemental instrument to
             Exhibit 4.01A hereto. (4.20)
    *4.01E(e) Copy of Supplemental Trust Indenture, dated December 1, 1969, being a supplemental instrument to
             Exhibit 4.01A hereto. (2.03E)
    *4.01F(f) Copy of Supplemental Trust Indenture, dated September 1, 1973, being a supplemental instrument to
             Exhibit 4.01A hereto. (2.03F)
    *4.01G(g) Copy of Supplemental Trust Indenture, dated February 1, 1982, being a supplemental instrument to
             Exhibit 4.01A hereto. (4.01G)
    *4.01H(g) Copy of Supplemental Trust Indenture, dated March 1, 1982, being a supplemental instrument to
             Exhibit 4.01A hereto. (4.01H)
    *4.01I(h) Copy of Supplemental Trust Indenture, dated June 1, 1986, being a supplemental instrument to
             Exhibit 4.01A hereto. (4.01I)
    *4.01J(i) Copy of Supplemental Trust Indenture, dated March 1, 1988, being a supplemental instrument to
             Exhibit 4.01A hereto. (4.01J)
    *4.01K(j) Copy of Supplemental and Restated Trust Indenture, dated March 1, 1991, being a supplemental instrument to Exhibit 4.01A hereto. (4.01K)
     4.01L   Copy of Supplemental Trust Indenture, dated April 1, 1991, being a supplemental instrument to
             Exhibit 4.01A hereto, filed as Exhibit 4.01 to the Company's Quarterly Report on Form 10-Q for the
             quarter ended March 31, 1991, and incorporated herein by reference.
     4.01M   Copy of Supplemental Trust Indenture, dated March 1, 1993, being a supplemental instrument to
             Exhibit 4.01A hereto, filed as Exhibit 4.01A to the Company's Current Report on Form 8-K (File No.
             10-3140) dated March 5, 1993, and incorporated herein by reference.
     4.01N   Copy of Supplemental Trust Indenture, dated October 1, 1993, being a supplemental instrument to
             Exhibit 4.01A hereto, filed as Exhibit 4.01A to the Company's Current Report on Form 8-K (File No.
             10-3140) dated September 21, 1993, and incorporated herein by reference.
     4.01O   Copy of Supplemental Trust Indenture, dated December 1, 1996, being a supplemental instrument to
             Exhibit 4.01A hereto, filed as Exhibit 4.01A to the Company's Current Report on Form 8-K (File No.
             10-3140) dated December 12, 1996, and incorporated herein by reference.
     4.01P   Form of Indenture from the Company to Firstar Bank Milwaukee, National Association
      5.01   Opinion of John D. Wilson, Esq., as to legality of the Securities.
     12.01   Computation of ratio of earnings to fixed charges.
     23.01   Consent of Independent Public Accountants--PricewaterhouseCoopers LLP.
     23.02   Consent of Legal Counsel.
     24.01   Powers of Attorney.
     25.01   Form T-1 Statement of Eligibility of Firstar Bank Milwaukee, National Association to act as
             Trustee under the Indenture that will secure the Securities.

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eau Claire, and State of Wisconsin, on the 13th day of August 1999.

                                NORTHERN STATES POWER COMPANY

                                By:             /s/ ROGER D. SANDEEN
                                     -----------------------------------------
                                                  Roger D. Sandeen
                                      VICE PRESIDENT, TREASURER AND CONTROLLER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Principal Executive           August 13, 1999
       Jerome L. Larsen           Officer and Director
PRESIDENT AND CHIEF EXECUTIVE

              *
------------------------------  Principal Financial and       August 13, 1999
       Roger D. Sandeen           Accounting Officer
VICE PRESIDENT, TREASURER AND
          CONTROLLER

              *
------------------------------  Director                      August 13, 1999
      H. Lyman Bretting

              *
------------------------------  Director                      August 13, 1999
      Ray A. Larson, Jr.

              *
------------------------------  Director                      August 13, 1999
       Larry G. Schnack

              *
------------------------------  Director                      August 13, 1999
       Loren L. Taylor

              *
------------------------------  Director                      August 13, 1999
         P.M. Gelatt

By:     /s/ ROGER D. SANDEEN
      -------------------------
          Roger D. Sandeen                                     August 13, 1999
         (ATTORNEY-IN-FACT)

                                 EXHIBIT INDEX

                                                                                                          METHOD OF
EXHIBIT NUMBER                                        DESCRIPTION                                          FILING
---------------  -------------------------------------------------------------------------------------  -------------
    1.01         Form of Underwriting Agreement relating to the Securities.                                  DT
   *4.01A  (a)   Copy of Trust Indenture, dated April 1, 1947, from the Company to Firstar Bank
                 Milwaukee, National Association (formerly known as First Wisconsin Trust Company),
                 Trustee. (7.01)
   *4.01B  (b)   Copy of Supplemental Trust Indenture, dated March 1, 1949, being a supplemental instrument to Exhibit 4.01A hereto. (7.02)
   *4.01C  (c)   Copy of Supplemental Trust Indenture, dated June 1, 1957, being a supplemental instrument to Exhibit 4.01A hereto. (2.13)
   *4.01D  (d)   Copy of Supplemental Trust Indenture, dated August 1, 1964, being a supplemental instrument to Exhibit 4.01A hereto. (4.20)
   *4.01E  (e)   Copy of Supplemental Trust Indenture, dated December 1, 1969, being a supplemental instrument to Exhibit 4.01A hereto. (2.03E)
   *4.01F  (f)   Copy of Supplemental Trust Indenture, dated September 1, 1973, being a supplemental instrument to Exhibit 4.01A hereto. (2.03F)
   *4.01G  (g)   Copy of Supplemental Trust Indenture, dated February 1, 1982, being a supplemental instrument to Exhibit 4.01A hereto. (4.01G)
   *4.01H  (g)   Copy of Supplemental Trust Indenture, dated March 1, 1982, being a supplemental instrument to Exhibit 4.01A hereto. (4.01H)
   *4.01I  (h)   Copy of Supplemental Trust Indenture, dated June 1, 1986, being a supplemental instrument to Exhibit 4.01A hereto. (4.01I)
   *4.01J  (i)   Copy of Supplemental Trust Indenture, dated March 1, 1988, being a supplemental instrument to Exhibit 4.01A hereto. (4.01J)
   *4.01K  (j)   Copy of Supplemental and Restated Trust Indenture, dated March 1, 1991, being a supplemental instrument to Exhibit 4.01A hereto. (4.01K)
    4.01L        Copy of Supplemental Trust Indenture, dated April 1, 1991, being a supplemental instrument to Exhibit 4.01A hereto, filed as Exhibit 4.01 to the Company's Quarterly
                 Report on Form 10-Q for the quarter ended March 31, 1991, and incorporated herein by reference.
    4.01M        Copy of Supplemental Trust Indenture, dated March 1, 1993, being a supplemental instrument to Exhibit 4.01A hereto, filed as Exhibit 4.01A to the Company's Current
                 Report on Form 8-K (File No. 10-3140) dated March 5, 1993, and incorporated herein by reference.
    4.01N        Copy of Supplemental Trust Indenture, dated October 1, 1993, being a supplemental instrument to Exhibit 4.01A hereto, filed as Exhibit 4.01A to the Company's Current
                 Report on Form 8-K (File No. 10-3140) dated September 21, 1993, and incorporated herein by reference.
    4.01O        Copy of Supplemental Trust Indenture, dated December 1, 1996, being a supplemental instrument to Exhibit 4.01A hereto, filed as Exhibit 4.01A to the Company's Current
                 Report on Form 8-K (File No. 10-3140) dated December 12, 1996, and incorporated herein by reference.
    4.01P        Form of Indenture from the Company to Firstar Bank Milwaukee, National Association.         DT
    5.01         Opinion of John D. Wilson, Esq., as to legality of the Securities.                          DT
   12.01         Computation of ratio of earnings to fixed charges.                                          DT
   23.01         Consent of Independent Public Accountants--PricewaterhouseCoopers LLP.                      DT
   23.02         Consent of Legal Counsel.                                                                   DT
   24.01         Powers of Attorney.                                                                         DT
   25.01         Form T-1 Statement of Eligibility of Firstar Bank Milwaukee, National Association to        DT
                 act as Trustee under the Indenture that will secure the Securities.

    DT--Filed electronically with this direct transmission